UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 30, 2003



                        ADVANCED MARKETING SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

              0-16002                                 95-3768341
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     (Commission File Number)              (IRS Employer Identification No.)


                 5880 OBERLIN DRIVE, SAN DIEGO, CALIFORNIA 92121
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 457-2500


                                       NA
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      On August 18, 2003, registrant reported a delay in the filing of its Form 10-Q for the first quarter of fiscal year 2004 that ended on June 28, 2003. Under the terms of registrant's $45 million Revolving Credit Agreement with California Bank & Trust, Bank of the West and Union Bank of California, N.A. (the "Banks"), the failure to provide such Form 10-Q to the Banks on August 27, 2003 constituted an event of default. The Banks have agreed to further forbear the default through November 28, 2003. Based on the registrant's forecast of historical seasonal cash flow needs, the registrant has agreed to limit its borrowings to a maximum of $20 million during the period of forbearance. Registrant intends to complete and file its Form 10-Q as promptly as possible, although there can be no assurance that it will be able to do so by November 28, 2003 or that the Banks will continue to forbear thereafter if the Form 10-Q has not been filed. As of October 30, 2003, registrant had an outstanding balance of approximately $5 million under the Revolving Credit Agreement.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ADVANCED MARKETING SERVICES, INC.
                                     (Registrant)


       October 30, 2003              By:   /S/ MICHAEL M. NICITA
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          Date                             Michael M. Nicita
                                           President and Chief Executive
                                           Officer